SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 31, 2002
                                  ------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

            Islands of Bermuda         1-14180            13-3867424
            ----------------------------------------------------------
            (State or other         (Commission         (IRS Employer
            jurisdiction of         File Number)        Identification
            incorporation)                              Number

                           c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York  10016
           ----------------------------------------------------------
               (Address of principal executive offices)  (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
           ----------------------------------------------------------

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Item 5. Other Events.
        ------------

     Loral Space & Communications Ltd. ("Loral") has in recent privately negotiated transactions exchanged an aggregate of 2,291,250 shares of its 6% Series C Convertible Redeemable Preferred Stock due 2006 and 6% Series D Convertible Redeemable Preferred Stock due 2007 for 15,825,938 shares of its common stock. As a result of this transaction, Loral retired preferred stock with an aggregate liquidation preference of $114,562,500 (representing almost 17% of the preferred outstanding) and will save $31,607,575 in cumulative dividends that it would otherwise have been obligated to pay over the life of the preferred stock that it retired.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Loral Space & Communications Ltd.

                              By: /s/ Avi Katz
                                  --------------------------------
                              Name:   Avi Katz
                              Title:  Vice President and Secretary

Date: June 6, 2002